Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Aptorum Group Limited (the “Company”), does hereby certify, to such officer’s knowledge, that the Amendment No. 1 to Annual Report on Form 20-F for the year ended December 31, 2018 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F, as amended fairly presents, in all material respects, the financial condition and results of operations of the Company.

Aptorum Group Limited

April 22, 2019	By:	/s/ Ian Huen
		Name:	Ian Huen
		Title:	Chief Executive Officer (Principal Executive Officer)

April 22, 2019	By:	/s/ Sabrina Khan
		Name:	Sabrina Khan
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)